As filed with the Securities and Exchange Commission on June 22, 2021
Registration No. 333-256214

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHESAPEAKE ENERGY CORPORATION*
(Exact name of registrant as specified in its charter)

Oklahoma	6100 North Western Avenue Oklahoma City, Oklahoma 73118	73-1395733
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Domenic J. Dell’Osso, Jr.
Executive Vice President — Chief Financial Officer
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(405) 848-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Julian J. Seiguer
Michael W. Rigdon
Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(6)	Proposed Maximum Aggregate Offering Price(1)(6)	Amount of Registration Fee
Primary Offering:
Debt Securities
Guarantees of Debt Securities(2)
Common Stock, par value $0.01 per share
Preferred Stock
New Warrants(3)
Depositary Shares(4)
Share Purchase Contracts
Units
Total Primary Offering	(5)	(5)	$1,500,000,000(5)(7)	$163,650.00
Secondary Offering:
Common Stock, par value $0.01 per share	36,809,310(8)	(9)	$1,829,422,707.00(10)	$199,590.02(11)
Class A Warrants	1,188,341		$31,193,951.25(10)	$3,403.26(11)
Class B Warrants	1,236,148		$27,566,100.40(10)	$3,007.46(11)
Class C Warrants	1,485,091		$28,231,579.91(10)	$3,080.07(11)
Common Stock underlying Class A Warrants	372,820		$18,529,154.00(10)	$2,021.53(11)
Common Stock underlying Class B Warrants	414,245		$20,587,976.50(10)	$2,246.15(11)
Common Stock underlying Class C Warrants	230,136		$11,437,759.20(10)	$1,247.86(11)
Total			$3,466,969,228.26	$378,246.34 (12)

(1)
If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial offering price not to exceed $1,500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)
Our subsidiaries, may unconditionally guarantee or co-issue the debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or co-issuance.

(3)
The new warrants covered by this registration statement may be warrants for common stock, preferred stock, debt securities or depositary shares.

(4)
The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If Chesapeake Energy Corporation elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the shares will be issued to the depositary under the deposit agreement.

(5)
With respect to the primary offering, there are being registered hereby an indeterminate number of securities of each identified class, which shall have an aggregate initial offering price not to exceed $1,500,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered in the primary offering hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of security splits, security dividends or similar transactions.

(6)
With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(7)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

(8)
Pursuant to Rule 416(a) under the Securities Act, the common stock being registered for the selling stockholders includes such indeterminate number of shares of common stock as may be issuable as a result of stock splits, share dividends or similar transactions.

(9)
With respect to the offering of common stock by the selling stockholders named herein, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.

(10)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average high and low sale prices for our common stock or warrants, as applicable, on May 13, 2021 as reported on the Nasdaq Stock Market LLC.

(11)
Calculated in accordance with Rule 457(c) under the Securities Act.

(12)
Registration fee previously paid.

*
Includes certain subsidiaries of Chesapeake Energy Corporation identified below. Each additional registrant is a wholly owned direct or indirect subsidiary of Chesapeake Energy Corporation. The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, telephone (405) 935-8000. The primary standard industrial classification code number of each of the additional Registrants is 1311. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is Domenic J. Dell’Osso, Jr., Executive Vice President — Chief Financial Officer, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, telephone (405) 935-8000.

Exact Name of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Brazos Valley Longhorn, L.L.C.	Delaware	83-3294278
Burleson Sand LLC	Delaware	—
Burelson Water Resources, LLC	Texas	—
Chesapeake AEZ Exploration, L.L.C.	Oklahoma	27-2151081
Chesapeake Appalachia, L.L.C.	Oklahoma	20-3774650
Chesapeake-Clements Acquisition, L.L.C.	Oklahoma	20-8716794
Chesapeake E&P Holding, L.L.C.	Oklahoma	27-4485832
Chesapeake Energy Louisiana, LLC	Oklahoma	73-1524569
Chesapeake Energy Marketing, L.L.C.	Oklahoma	73-1439175
Chesapeake Exploration, L.L.C.	Oklahoma	71-0934234
Chesapeake Land Development Company, L.L.C.	Oklahoma	20-2099392
Chesapeake Louisiana, L.P.	Oklahoma	73-1519126
Chesapeake Midstream Development, L.L.C.	Oklahoma	46-1179116
Chesapeake NG Ventures Corporation	Oklahoma	45-2354177
Chesapeake Operating, L.L.C.	Oklahoma	73-1343196
Chesapeake Plains, LLC	Oklahoma	81-3212038
Chesapeake Royalty, L.L.C.	Oklahoma	73-1549744
Chesapeake VRT, L.L.C.	Oklahoma	20-8380083
CHK Energy Holdings, Inc.	Texas	46-1772347
CHK Utica, L.L.C.	Delaware	36-4711997
Compass Manufacturing, L.L.C.	Oklahoma	26-1455378
EMLP, L.L.C.	Oklahoma	27-0581428
Empress, L.L.C.	Oklahoma	26-2809898
Empress Louisiana Properties, L.P.	Texas	20-1993109
Esquisto Resources II, LLC	Texas	47-4429762
GSF, L.L.C.	Oklahoma	26-2762867
MC Louisiana Minerals, L.L.C.	Oklahoma	26-3057487
MC Mineral Company, L.L.C.	Oklahoma	61-1448831
Petromax E&P Burleson, LLC	Texas	—
WHE AcqCo., LLC	Delaware	—
WHR Eagle Ford LLC	Delaware	—
WildHorse Resources II, LLC	Delaware	81-5318155
WildHorse Resources Management Company, LLC	Delaware	61-1695582
Winter Moon Energy Corporation	Oklahoma	26-1939483
Each Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until such Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated June 22, 2021
PROSPECTUS
CHESAPEAKE ENERGY CORPORATION
$1,500,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
New Warrants
Depository Shares
Share Purchase Contracts
Units
36,809,310 Shares of Common Stock Offered by the Selling Stockholders
1,017,201 Shares of Common Stock underlying Warrants Offered by the Selling Stockholders
1,188,341 Class A Warrants to purchase Common Stock Offered by the Selling Stockholders
1,236,148 Class B Warrants to purchase Common Stock Offered by the Selling Stockholders
1,485,091 Class C Warrants to purchase Common Stock Offered by the Selling Stockholders
This prospectus relates to the offer and sale of our common stock, $0.01 par value per share (“Common Stock”), debt securities, which may be senior or subordinated (“Debt Securities”), and which may be guaranteed or co-issued by our subsidiaries (the “Subsidiaries”), preferred stock (“Preferred Stock”), new warrants to purchase Common Stock, Preferred Stock or any combination thereof (“New Warrants”), depository shares (“Depository Shares”), share purchase contracts (“Share Purchase Contracts”) and units (“Units”, and collectively with the Debt Securities, Common Stock, Preferred Stock, New Warrants and Share Purchase Contracts, the “Securities”), by Chesapeake Energy Corporation (“Chesapeake”, “we”, “us” or the “Company”) or the certain selling stockholders who may offer and sell Common Stock and/or Class A Warrants to purchase Common Stock (“Class A Warrants”), Class B Warrants to purchase Common Stock (“Class B Warrants”) and Class C Warrants to purchase Common Stock (“Class C Warrants” and, collectively with the Class A Warrants and the Class B Warrants, the “Warrants”) from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering and who may be named in this prospectus or a supplement hereto. We may offer and sell up to $1,500,000,000 in the aggregate of the Securities and the selling stockholders may offer and sell up to 37,826,511 shares in the aggregate of Common Stock, (including 1,017,201 shares of Common Stock underlying the Warrants), 1,188,341 Class A Warrants, 1,236,148 Class B Warrants and 1,485,091 Class C Warrants.
We are registering the offer and sale of the shares of the Common Stock and Warrants owned by the selling stockholders to satisfy registration rights we have granted to the selling stockholders pursuant to a registration rights agreement dated as of February 9, 2021 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock and Warrants covered by this prospectus. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Securities.
We will use any proceeds we receive from the sale of the Securities for general corporate purposes. We will not receive any proceeds from the sale of Common Stock or Warrants by the selling stockholders. The Securities to which this prospectus relates may be offered and sold from time to time directly by us, directly by the selling stockholders or alternatively through underwriters, broker dealers or agents. We and the selling stockholders will determine at what price we or they may sell the Securities offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by us or the selling stockholders, see the section entitled “Plan of Distribution.”
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.
Our Common Stock is quoted on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol CHK. On May 14, 2021, the last reported sale price of Common Stock on Nasdaq was $48.87 per share. The Class A Warrants are quoted on Nasdaq under the symbol CHKEW. On May 14, 2021, the last reported sale price for the Class A Warrants on Nasdaq was $25.50 per warrant. The Class B Warrants are quoted on Nasdaq under the symbol CHKEZ. On May 14, 2021, the last reported sale price for the Class B Warrants on Nasdaq was $23.06 per warrant. The Class C Warrants are quoted on Nasdaq under the symbol CHKEL. On May 14, 2021, the last reported sale price for the Class C Warrants on Nasdaq was $18.75 per warrant.
Our principal executive office is located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000.
We are a “smaller reporting company” as defined under the federal securities laws, and as such have elected to comply with certain reduced public company disclosure requirements.
Investing in our Securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 8 herein and in the applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is June 22, 2021

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which we or the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the Securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these Securities in any jurisdiction where an offer or sale is not permitted.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

i

EXPLANATORY NOTE
On June 28, 2021 (the “Petition Date”), Chesapeake and certain of its subsidiaries (the “Debtors”) filed petitions for voluntary relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Chesapeake’s Chapter 11 cases were jointly administered under the caption In re Chesapeake Energy Corporation, et al., No. 20-33233 (DRJ) (the “Chapter 11 Cases”). On January 12, 2021, the Debtors filed the Fifth Amended Joint Chapter 11 Plan of Reorganization of Chesapeake Energy Corporation and Its Debtor Affiliates (as amended, modified or supplemented from time to time, the “Plan”).
On January 16, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. The Plan, as confirmed, is attached to the Confirmation Order as Exhibit A. The Confirmation Order was previously filed as Exhibits 2.1 to Chesapeake’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 19, 2021 and is hereby incorporated by reference into this prospectus.
On February 9, 2021 (the “Emergence Date”), the Plan became effective in accordance with its terms and the Debtors emerged from Chapter 11. As part of the transactions undertaken pursuant to the Plan, Chesapeake’s common stock outstanding prior to the Emergence Date was canceled and:
•
23,022,307 shares of Common Stock were issued pro rata to holders of the obligations under the FLLO Term Loan Facility (as defined in the Plan);

•
(i) 3,635,118 shares of Common Stock, (ii) 11,111,111 Class A warrants to purchase 11,111,111 shares of Common Stock, (iii) 12,345,679 Class B warrants to purchase 12,345,679 shares of Common Stock and (iv) 6,858,710 Class C warrants to purchase 6,858,710 shares of Common Stock were issued pro rata to holders of the Second Lien Notes (as defined in the Plan);

•
(i) 1,311,089 shares of Common Stock and (ii) 2,473,757 Class C warrants to purchase 2,473,757 shares of Common Stock were issued pro rata to holders of the unsecured notes;

•
(i) 231,112 shares of Common Stock and (ii) 436,060 Class C warrants to purchase 436,060 shares of Common Stock were issued pro rata to holders of general unsecured claims

•
6,337,031 shares of Common Stock were issued to the Backstop Parties under the Backstop Commitment Agreement (each as defined in the Plan) in respect of the Put Option Premium (as defined in the Plan);

•
442,991 shares of Common Stock were issued to the Backstop Parties under the Backstop Commitment Agreement in connection with their backstop obligation thereunder to purchase unsubscribed shares of Common Stock; and

•
62,927,320 shares of Common Stock were issued to participants in the Rights Offering (as defined in the Plan) extended by the Company to the applicable classes under the Plan (including to the Backstop Parties party to the Backstop Commitment Agreement).

In connection with our emergence from bankruptcy, on February 9, 2021, we entered into the Registration Rights Agreement with certain holders of Chesapeake’s Common Stock. As such, the Company is filing this prospectus under the requirements of the Registration Rights Agreement to provide for the resale of up to an aggregate of 37,826,511 shares of Common Stock (including 1,017,201 shares of Common Stock underlying Warrants), 1,188,341 Class A Warrants, 1,236,148 Class B Warrants and 1,485,091 Class C Warrants to the selling stockholders.
For more information on the events that occurred and the shares of Common Stock issued in connection with our emergence from bankruptcy, see our Current Report on Form 8-K that was filed with the SEC on February 9, 2021.
Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Emergence Date, as contained in this prospectus or incorporated by reference, reflect the actual historical consolidated results of operations and financial condition of Chesapeake for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of fresh start accounting. Accordingly, such financial information may not be representative of our performance or financial condition after the Emergence Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to Chesapeake following the Emergence Date.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf registration statement” on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the Securities we or the selling stockholders may offer. Each time we or any selling stockholders offer Securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the Company or the persons offering Securities and the terms of the Securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
We have provided you only with the information contained in this prospectus, including information incorporated by reference in this prospectus and the accompanying prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction where the offer or sale of securities is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.
When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Chesapeake Energy Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the Securities covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the Securities covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.chk.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our shares of common stock. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.
•
our Annual Report on Form 10-K for the year ended December 31, 2020, and the amendment on Form 10-K/A thereto;

•
the description of our common stock contained in our Form 8-A filed on February 9, 2021, including any amendment to that Form that we may file in the future for the purpose of updating the description of our common stock;

•
our Current Reports on Form 8-K filed on January 19, 2021, January 27, 2021, February 2, 2021, February 9, 2021, February 12, 2021, April 27, 2021, May 11, 2021 and May 17, 2021; and

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the Registration Statement (excluding, in each case, any information deemed furnished rather than filed), shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.
Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(405) 848-8000
Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

OUR COMPANY
The Company is an independent exploration and production company engaged in the acquisition, exploration and development of properties to produce oil, natural gas and NGLs from underground reservoirs. The Company owns a large and geographically diverse portfolio of onshore U.S. unconventional natural gas and liquids assets, including interests in approximately 7,400 gross oil and natural gas wells. The Company’s natural gas resource plays are the Marcellus Shale in the northern Appalachian Basin in Pennsylvania and the Haynesville/Bossier Shales in northwestern Louisiana. The Company’s liquids-rich resource plays are the Eagle Ford Shale in South Texas and the stacked pay in the Powder River Basin in Wyoming.
The Company’s principal executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and the Company’s telephone number is (405) 848-8000. We maintain a website at www.chk.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

THE SUBSIDIARY GUARANTORS
The Subsidiaries may unconditionally guarantee the debt securities. The Subsidiaries may alternatively co-issue the debt securities registered herein. As of the date hereof, each of the Subsidiaries are wholly owned subsidiaries of the Company.

RISK FACTORS
Investing in the Securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our Securities, as well as the information relating to us identified herein in “Cautionary Statement Concerning Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.
We emerged from bankruptcy under title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) on February 9, 2021. Upon our emergence from bankruptcy, we applied fresh start accounting. Accordingly, our future financial condition and results of operations may not be comparable to the financial condition or results of operations reflected in our historical financial statements. The lack of comparable historical financial information may discourage investors from purchasing our Securities.

FORWARD-LOOKING STATEMENTS
The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement contain statements that are not historical fact and that may be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may address, among other things, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, and any accompanying prospectus supplement, primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and any accompanying prospectus supplement. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Please refer to the “Risk Factors” section in this prospectus, any accompanying prospectus supplement, and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus and any accompanying prospectus supplement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus and any accompanying prospectus supplement to reflect events or circumstances after the date of this prospectus and any accompanying prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.
For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K, which are incorporated by reference in this prospectus, and, to the extent applicable, our Quarterly Reports on Form 10-Q and the accompanying prospectus supplement.

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.
We will not receive any proceeds from the sales of Common Stock, Common Stock underlying Warrants and Warrants sold by the selling stockholders.

SELLING STOCKHOLDERS
This prospectus covers the offering for resale of up to an aggregate of 37,826,511 shares of Common Stock (including 1,017,201 shares of Common Stock underlying Warrants), 1,188,341 Class A Warrants, 1,236,148 Class B Warrants and 1,485,091 Class C Warrants that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock and Warrants shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.
The selling stockholders acquired the shares of Common Stock and Warrants offered hereby either in connection with our emergence from bankruptcy on February 9, 2021 or in open market purchases. On February 9, 2021, we entered into the Registration Rights Agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock and Warrants held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders and such information is as of May 12, 2021 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock and Warrants reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock and Warrants owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock and Warrants, no estimate can be given as to the number of the shares of Common Stock and Warrants available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock and Warrants they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock and Warrants beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of Common Stock and the Warrants offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 97,914,260 shares of Common Stock and 37,174,210 Warrants outstanding as of May 6, 2021.
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby	Amount of Class A Warrants Offered Hereby	Amount of Class B Warrants Offered Hereby	Amount of Class C Warrants Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage					Number	Percentage
Selling stockholders:
Alta Fundamental Funds(3)	663,944	*	5,004	—	—	—	—	—
ALP Funds(4)	4,094,054	4.18%	25,903	—	—	—	—	—
BlackRock, Inc.(5)	26,026	*	26,026	—	—	—	—	—
CRMC Funds(6)	6,856,895	7.00%	5,361,075	528,988	587,765	379,067	—	—
CarVal Funds(7)	2,072,987	2.12%	18,615	—	—	—	—	—
Cyrus Funds(8)	3,822	*	3,822	—	—	—	—	—
DE Shaw Funds(9)	7,242,597	7.40%	1,042,362(17)	372,820	414,245	230,136	—	—
Fidelity Funds(10)	7,220,832	7.37%	6,591,014	210,723	234,138	184,957	—	—
Franklin(11)	10,861,202	11.09%	101,888	—	—	—	—	—

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby	Amount of Class A Warrants Offered Hereby	Amount of Class B Warrants Offered Hereby	Amount of Class C Warrants Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
	Number	Percentage					Number	Percentage
Glendon Funds (12)	3,720,878	3.80%	19,953	—	—	—	—	—
Keyframe Funds(13)	4,804	*	4,804	—	—	—	—	—
Oaktree Funds(14)	12,705,854	12.97%	11,939,113	75,810	—	690,931	—	—
Paloma(15)	192,638	*	4,268	—	—	—	—	—
PGIM, Inc., acting through its PGIM Fixed Income division, on behalf of various managed or advised funds and/or accounts	12,663,840	12.93%	12,663,840	—	—	—	—	—
Redwood Capital Management, LLC(16)	18,824	*	18,824	—	—	—	—	—

*
Less than 1%.

(1)
The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)
Assumes the selling stockholders sell all of the shares of Common Stock beneficially owned and do not acquire beneficial ownership of any additional shares of our Common Stock.

(3)
Consists of (i) 77,805 shares of Common Stock owned by Alta Fundamental Advisers Master LP, (ii) 367,919 shares of Common Stock owned by Blackwell Partners LLC — Series A and (iii) 218,220 shares of Common Stock owned by Star V Partners (collectively, the “Alta Fundamentals Funds”). Alta Fundamental Advisers LLC is the investment manager and has voting and investment control over the registrable securities. Mr. Jeremy Carton and Mr. Gilbert Li are the managing members of Alta Fundamental Advisers LLC and have full authority to manage the investments solely with respect to assets managed by Alta Fundamental Advisers LLC.

(4)
Consists of (i) 1,580,375 shares of Common Stock, 409,677 Class A Warrants, 455, 197 Class B Warrants and 252,887 Class C Warrants owned by Azteca Partners LLC and (ii) 807,173 shares of Common Stock, 215, 784 Class A Warrants, 239,760 Class B Warrants and 133,200 Class C Warrants owned by Palomino Master Ltd. (collectively, the “ALP Funds”). Appaloosa LP (“ALP”) is the manager of Azteca Partners LLC and the investment advisor to Palomino Master.

(5)
Consists of 26,026 shares of Common Stock owned by BlackRock, Inc. The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: Arch Re Ltd. Absolute Return Credit Global; BlackRock Credit Alpha Master Fund, L.P.; BlackRock 2022 Global Income Opportunity Trust; BlackRock Strategic Income Opportunities Portfolio; Strategic Income Opportunities Bond Fund; BlackRock Total Return Bond Fund; HC NCBR Fund; Brighthouse Funds Trust II — BlackRock Bond Income Portfolio; Master Total Return Portfolio of Master Bond LLC; BlackRock Multi-Sector Opportunities Trust; BlackRock Multi-Sector Opportunities Trust II; The Obsidian Master Fund; and Advanced Series Trust — AST BlackRock/Loomis Sayles Bond Portfolio. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.
(6)
Consists of (i) 2,888,656 shares of Common Stock, 354,063 Class A Warrants, 393,403 Class B Warrants, 241,021 Class C Warrants owned by American High-Income Trust (“AHIT”), (ii) 1,677,949 shares of Common Stock, 133,524 Class A Warrants, 148,360 Class B Warrants, 103,032 Class C Warrants held by The Income Fund of America (“IFA”), (iii) 384,619 shares of Common Stock, 24,423 Class A Warrants, 27,137 Class B Warrants, 20,378 Class C Warrants held by American Funds Insurance Series — Asset Allocation Fund (“VIAA”), (iv) 168,140 shares of Common Stock, 13,465 Class A Warrants, 14,962 Class B Warrants, 11,467 Class C Warrants owned by American Funds Insurance Series — American High-Income Trust (“VIAHIT” and formerly known as American Funds Insurance Series — High-Income Bond Fund or “VIHIB”), (v) 35,268 shares of Common Stock, 3,032 Class A Warrants, 3,369 Class B Warrants, 2,543 Class C Warrants owned by American Funds Insurance Series — Capital World Bond Fund (“VIWBF”), (vi) 96 shares of Common Stock, 100 Class A Warrants, 111 Class B Warrants, 61 Class C Warrants held by American Funds Multi-Sector Income Fund (“MSI”), (vii) 543 shares of common stock, 381 Class A Warrants, 423 Class B Warrants, 565 Class C Warrants held by Capital Group US High Yield Fund (LUX) (“CIUSHY”) and (viii) 205,804 shares of common stock, 0 Class A Warrants, 0 Class B Warrants, 0 Class C Warrants held by Capital World Bond Fund (“WBF”) (Collectively, the “CRMC Funds”). Capital Research and Management Company (“CRMC”) is the investment adviser to each of the CRMC Funds. CRMC and/or Capital Fixed Income Investors (“CFII”) may be deemed to be the beneficial owner of all of the securities held by the CRMC Funds; however, each of CRMC and CFII expressly disclaims that it is the beneficial owner of such securities. David A. Daigle, Tara L. Torrens and Shannon Ward, as portfolio managers, have voting and investment power over the securities held by each of AHIT and VIAHIT; David A. Daigle and Shannon Ward, as portfolio managers, have voting and investment power over the securities held by IFA. David A. Daigle, as portfolio manager, has voting and investment power over the securities held by VIAA. Thomas H. Høgh, as portfolio manager, has voting and investment power over the securities held by WBF and VIWBF. Shannon Ward, as portfolio manager, has voting and investment power over the securities held by MSI. Shannon Ward, as portfolio manager, has voting and investment power over the securities held by CIUSHY. Each of the CRMC Funds acquired the securities being registered hereby in the ordinary course of its business.

(7)
Consists of (i) 111,351 shares of Common Stock owned by CVI AV Cayman Securities LP, (ii) 278,595 shares of Common Stock owned by CVI AA Cayman Securities LP, (iii) 1,034,986 shares of Common Stock owned by CVI CVF IV Cayman Securities Ltd, (iv) 462,326 shares of Common Stock owned by CVIC Cayman Securities Ltd and (v) 185,729 shares of Common Stock owned by CarVal GCF Cayman Securities Ltd (collectively, the “CarVal Funds”).

(8)
Consists of (i) 188 shares of Common Stock owned by Canary SC Master Fund, L.P., (ii) 248 shares of Common Stock owned by Crescent 1, L.P., (iii) 234 shares owned of Common Stock by CRS Master Fund, L.P., (iv) 31 shares of Common Stock owned by Cyrus 1740 Master Fund, L.P., (v) 2,796 shares of Common Stock owned by Cyrus Opportunities Master Fund II, Ltd. and (vi) 3,822 shares of Common Stock owned by Cyrus Select Opportunities Master Fund, Ltd. (collectively, the “Cyrus Funds”). These securities are beneficially owned by (1) each Cyrus Fund, respectively, as a result of its direct ownership of shares of Common Stock, (2) Cyrus Capital Partners, L.P., a Delaware limited partnership (“Cyrus Capital Partners”), as the investment manager of the Cyrus Funds, (3) Cyrus Capital Partners GP, L.L.C., a Delaware limited liability company (“Cyrus Capital GP”), as the general partner of Cyrus Capital Partners, and (4) Mr. Stephen C. Freidheim, as the Chief Investment Officer of Cyrus Capital Partners and the sole member and manager of Cyrus Capital GP. Canary, Cyrus Capital Partners, Cyrus Capital GP and Mr. Freidheim disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(9)
Consists of (i) 3,108,797 shares of Common Stock, 174,489 Class A Warrants, 193,877 Class B Warrants, 107,709 Class C Warrants owned by D. E. Shaw Galvanic Lending (C), L.L.C., and (ii) 3,116,599 shares of Common Stock, 198,331 Class A Warrants, 220,368 Class B Warrants, 122,427

Class C Warrants owned by D. E. Shaw Composite Fund, L.L.C. (collectively, the “DE Shaw Funds”). As of May 11, 2021, each DE Shaw Fund, respectively, directly holds the securities of the Company listed above (collectively, the “Subject Shares”) and has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Composite Fund, L.L.C. and as the managing member of D. E. Shaw Adviser II, L.L.C. (“Adviser II”), which in turn is the investment adviser of D. E. Shaw Galvanic Portfolios, L.L.C. (“Galvanic Portfolios”), which in turn is the manager and sole member of D. E. Shaw Galvanic Lending (C), L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the managing member of D. E. Shaw Manager II, L.L.C. (“Manager II”), which in turn is the manager of Galvanic Portfolios, which in turn is the manager and sole member of D. E. Shaw Galvanic Lending (C), L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, Adviser II, Manager II, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.
(10)
Consists of (i) 756,180 shares of Common Stock, 70,147 Class A Warrants, 77,942 Class B Warrants, 48,655 Class C Warrants owned by Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund, (ii) 738,467 shares of Common Stock owned by Fidelity Advisor Series I: Fidelity Advisor Floating Rate High Income Fund, (iii) 2,165,418 shares of Common Stock, 117,493 Class A Warrants, 130,548 Class B Warrants, 81,798 Class C Warrants owned by Fidelity Summer Street Trust: Fidelity Capital & Income Fund, (iv) 100 shares of Common Stock owned by Fidelity School Street Trust: Fidelity Advisor Multi-Asset Income Fund, (v) 68,794 shares of Common Stock owned by Fidelity Canadian Balanced Fund, (vi) 324,023 shares of Common Stock owned by Fidelity American High Yield Fund, (vii) 63,086 shares of Common Stock owned by Fidelity Floating Rate High Income Multi-Asset Base Fund, (viii) 14,018 shares of Common Stock owned by Fidelity Floating Rate High Income Fund, (ix) 104 shares of Common Stock owned by Fidelity Tactical High Income Fund, (x) 181,085 shares of Common Stock, 33,524 Class C Warrants owned by Fidelity Distressed Opportunities Master Fund I, LP., (xi) 168,369 shares of Common Stock owned by Fidelity Central Investment Portfolios LLC: Fidelity Floating Rate Central Fund, (xii) 24,034 shares of Common Stock owned by CUSTODY BANK OF JAPAN, LTD. RE: STB FIDELITY STRATEGIC INCOME FUND (MOTHER), (xiii) 8,079 shares of Common Stock owned by Fidelity Summer Street Trust: Fidelity Global High Income Fund, (xiv) 722 shares of Common Stock owned by Fidelity Worldwide Investment Trust — Fidelity US Bank Loan Fund, (xv) 312,571 shares of Common Stock owned by FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity High Income Central Fund, (xvi) 711,058 shares of Common Stock owned by Master Trust Bank Of Japan Ltd. Re: Fidelity US High Yield Mother Fund, (xvii) 5,605 shares of Common Stock owned by JNL/Fidelity Institutional Asset Management Total Bond Fund, (xviii) 292,815 shares of Common Stock, 16,837 Class A Warrants, 18,708 Class B Warrants, 15,160 Class C Warrants owned by FIDELITY ADVISOR SERIES I: Fidelity Advisor High Income Advantage Fund, (xix) 65,102 shares of Common Stock, 1,477 Class C Warrants owned by Pension Reserves Investment Trust Fund, (xx) 77,107 shares of Common Stock owned by FIAM GROUP TRUST FOR EMPLOYEE BENEFIT PLANS, (xxi) 35,050 shares owned by FIAM Leveraged Loan, LP, (xxi) 71,503 shares of Common Stock owned by Fidelity Salem Street Trust: Fidelity

SAI Total Bond Fund, (xxii) 24,939 shares of Common Stock owned by FIDELITY SUMMER STREET TRUST: Fidelity Series Floating Rate High Income Fund, (xxiii) 126,178 shares of Common Stock owned by FIDELITY INCOME FUND: Fidelity Total Bond Fund, (xxiv) 35,755 shares owned by FIDELITY US LOAN FUND, (xxv) 19,028 shares of Common Stock owned by Variable Insurance Products Fund: Floating Rate High Income Portfolio, (xxvi) 73,994 shares of Common Stock, 6,246 Class A Warrants, 6,940 Class B Warrants, 4,343 Class C Warrants and (xxvii) 227,830 shares owned by Fidelity Funds SICAV / Fidelity Funds — US High Yield (collectively, the “Fidelity Funds”). The Fidelity Funds are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(11)
Consists of 10,861,202 shares of Common Stock, 5,000,000 Class A Warrants, 5,550,000 Class B Warrants and 3,000,000 Class C Warrants owned by Franklin Custodian Funds — Franklin Income Fund (“Frankin”). Franklin Advisers, Inc. (“FAV”) is the investment manager for each of the funds listed above. Brendan Circle is a portfolio manager for FAV responsible for investment management of the funds.

(12)
Consists of (i) 324, 892 shares of Common Stock and 4,095 Class C Warrants owned by Altair Global Credit Opportunities Fund (A), LLC, (ii) 36,635 shares of Common Stock and 82 Class C Warrants owned by Cornell University, (iii) 1,462,406 shares of Common Stock owned by Glendon Opportunities Fund, LP and (iv) 1,912,721 shares of Common Stock owned by Glendon Opportunities Fund II, LP (Collectively, the “Glendon Funds”). Glendon Capital Management L.P. (“GCM”) serves as investment adviser to the Selling Stockholder with voting control over the Registrable Securities. Matthew Barrett, Holly Kim, Brian Berman, Michael Keegan, Chris Sayer, Alexander Thain and Chris Delaney, each in voting control over the Registrable Securities.

(13)
Consists of (i) 842 shares of Common Stock owned by Keyframe Fund I, L.P., (ii) 718 shares of Common Stock owned by Keyframe Fund II, L.P., (iii) 1,800 shares of Common Stock owned by Keyframe Fund III, L.P. and (iv) 1,444 shares of Common Stock owned by Keyframe Fund IV, L.P. (Collectively, the “Keyframe Funds”). These securities are beneficially owned by (1) each of the Keyframe Funds, respectively, as a result of its direct ownership of shares of Common Stock, (2) Keyframe Capital Partners, L.P., a Delaware limited partnership (“Keyframe Capital Partners”), as the investment manager of the Keyframe Funds, (3) Keyframe Capital Partners GP, L.L.C., a Delaware limited liability company (“KF Capital GP”), as the general partner of Keyframe Capital Partners, and (4) Mr. John R. Rapaport, as the Chief Investment Officer of Keyframe Capital Partners and the sole member and manager of KF Capital GP. KF1, Keyframe Capital Partners, KF Capital GP and Mr. Rapaport disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein, if any. The address of each of the foregoing is 65 East 55th Street, 35th Floor, New York, New York, 10022.

(14)
Consists of (i) 3,318,602 shares of Common Stock, 11,210 Class A Warrants and 138,795 Class C Warrants owned by OCM Xb CHK Holdings, LLC and (ii) 8,620,511 shares of Common Stock, 64,600 Class A Warrants and 552,136 Class C Warrants owned by OCM XI CHK Holdings, LLC (collectively, the “Oaktree Funds”). The sole manager of the Oaktree Funds is Oaktree Fund GP, LLC. The managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The managing member of OCM Holdings I, LLC is Oaktree Holdings LLC.

The managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group, LLC is managed by its eleven-member board of directors. Each of the general partners, managing members, and directors listed above expressly disclaims beneficial ownership of the company securities held by the selling stockholder except to the extent of their respective pecuniary interest therein, if any. The address of OCM Xb CHK Holdings, LLC and OCM XI CHK Holdings, LLC is c/o Oaktree Capital Management, L.P., 333 S. Grand Ave., 28th Floor, Los Angeles, CA 90071.
(15)
Consists of 192,638 shares of Common Stock owned by Sunrise Partners Limited Partnership (“Paloma”). S. Donald Sussman and Thomas Ginsburg have shared dispositive and voting power over the Registrable Securities.

(16)
Consists of (i) 6,811 shares of Common Stock owned by Redwood Drawdown Master Fund II, L.P. and (ii) 12,013 shares of Common Stock owned by Redwood Master Fund, Ltd. (collectively, the “Redwood Funds”).

(17)
Includes 1,017,201 Common Stock underlying 372,820 Class A Warrants, 414,245 Class B Warrants and 230,136 Class C Warrants to purchase Common Stock, respectively.

PLAN OF DISTRIBUTION
As of the date of this prospectus, we have not determined any plan of distribution and we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the Securities by us or the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Securities may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Securities may be sold by us or the selling stockholders include:
•
privately negotiated transactions;

•
underwritten transactions;

•
exchange distributions and/or secondary distributions;

•
sales in the over-the-counter market;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•
short sales;

•
through the writing of options on the shares, whether or not the options are listed on an options exchange;

•
through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

We or the selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.
Such transactions may be effected by us or the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. We or the selling stockholders may effect such transactions by selling the Securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from us or the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. We or the selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Securities for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the Securities against certain civil liabilities, including certain liabilities under the Securities Act.
In connection with sales of the Securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The selling stockholders also may sell Securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Securities from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
There can be no assurances that the selling stockholders will sell any or all of the Securities offered under this prospectus.

DESCRIPTION OF DEBT SECURITIES
The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors (as defined below) of such Debt Securities, if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”
The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.
The rights of Chesapeake and our creditors, including holders of the Debt Securities, to participate in the assets of our subsidiaries (other than the Subsidiary Guarantors of such Securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiaries’ creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.
We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.
General
The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.
The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.
If specified in the prospectus supplement respecting a particular series of Debt Securities, certain of the Subsidiaries (as applicable, the “Subsidiary Guarantors”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series, or may be a co-issuer of that series, in each case as described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.
The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:
(1)
the title of the Debt Securities;

(2)
whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)
whether the Subsidiary Guarantors will provide a Subsidiary Guarantee of the Debt Securities;

(4)
any limit on the aggregate principal amount of the Debt Securities;

(5)
each date on which the principal of the Debt Securities will be payable;

(6)
the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)
each place where payments on the Debt Securities will be payable;

(8)
any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)
any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)
the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)
whether the Debt Securities are defeasible;

(12)
any addition to or change in the Events of Default;

(13)
whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)
any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)
any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Global Securities
Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.
Governing Law
The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.
The Trustee
We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK
Authorized Capitalization
The Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company provides that the Company is authorized to issue 495 million shares of capital stock, divided into two classes consisting of (a) 450 million shares of Common Stock and (b) 45 million shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
Common Stock
Voting Rights
Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors.
The bylaws of the Company (the “Bylaws”) provide that the Board of Directors of the Company (the “Board”) be comprised of not less than three nor more than 10 directors and a director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors of the Company. The number of directors constituting the full Board shall be determined by resolution adopted by a vote of a majority of the entire board of directors then in office, or at an annual or special meeting of stockholders by the affirmative vote of at least a majority of the outstanding stock entitled to vote. The Board may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors, upon the affirmative vote of a majority of the remaining directors then in office.
The Board is authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws by the affirmative vote of a majority of the directors. The stockholders, by the affirmative vote of the holders of at least a majority of the outstanding stock of the Company entitled to vote thereon, also have the power to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws. Section 5.8, Section 5.9 and Article VII of the Bylaws of may not be amended by the Board or by a Shareholder Adopted Bylaw without the approval of 60% of the voting power of the Company’s then outstanding Common Stock entitled to vote at an election of directors.
Dividends
The Board may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation and may be paid in cash, in property or in shares of the capital stock, or in any combination thereof. The Company ceased paying dividends on our Common Stock in the third quarter of 2015.
Liquidation
Except as otherwise required by the Bylaws or Certificate of Incorporation, the Common Stock will have all rights and privileges typically associated with such securities as set forth in the Oklahoma General Corporation Act (the “OGCA”) in relation to rights upon liquidation.
Preferred Stock
Shares of preferred stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board and included in a certificate of designations (hereinafter referred to as the “Certificate of Designation”) filed pursuant to the OGCA.
Subject to the rights of the holders of any series of preferred stock pursuant to the terms of the Certificate of Incorporation, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) to the extent permitted by the OGCA and the Certificate of Designation.
Anti-Takeover Provisions
Some provisions of Oklahoma law, the Certificate of Incorporation and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock.
Number and Election of Directors
The Bylaws provide that the Board shall be comprised of no less than three and no more than 10 directors, with the number of directors to be fixed from time to time by resolution adopted by the Board.
Calling of Special Meeting of Stockholders
The Bylaws provide that special meetings of stockholders may be called only by (i) the chairman of the Board, (ii) the chief executive officer of the Company, (iii) the chief executive officer or the president of the Company, (iv) the Board acting pursuant to a resolution adopted by a majority of the directors of the Board then in office or (v) the secretary of the Company upon the delivery of a written request to the Company by the holders of at least 35% of the voting power of the Company’s then outstanding capital stock in the manner provided in the Bylaws.
Amendments to the Bylaws
Subject to certain restrictions set forth in the Certificate of Incorporation, the Bylaws may be amended or repealed or new bylaws may be adopted (i) by action of the Board or (ii) without action of the Board, by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors.
Other Limitations on Stockholder Actions
Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders. The Bylaws specify in detail the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. The Bylaws also describe certain criteria for when stockholder-requested meetings need not be held.
Directors may be removed from office at any time by the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled generally to vote in the election of directors.
Newly Created Directorships and Vacancies on the Board
Under the Bylaws, any newly created directorships resulting from any increase in the number of directors and any vacancies on the Board for any reason may be filled by a majority vote of the directors then in office, even if less than a quorum, and the directors so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

Authorized but Unissued Shares
The Company’s authorized but unissued shares of Common Stock are available for future issuance. The Company may use these additional shares of Common Stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the state courts within the State of Oklahoma (or, if no such state court has jurisdiction, the United States District Court for the Western District of Oklahoma) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers, other employees or stockholders to the Company or to the stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Oklahoma General Corporation Act, the Certificate of Incorporation or the Bylaws (as each may be amended from time to time), or (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine.
The foregoing descriptions of the Certificate of Incorporation and Bylaws do not purport to be complete and are qualified in their entirety by reference to the Certificate of Incorporation and Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.
Transfer Agent and Registrar
Equiniti Trust Company is the transfer agent and registrar for our Common Stock and warrant agent for the Warrants.

DESCRIPTION OF WARRANTS
General
As of February 9, 2021, we had 37,174,210 Warrants to purchase 37,174,210 shares of Common Stock outstanding, consisting of 11,111,111 Class A Warrants, 12,345,679 Class B Warrants and 13,717,420 Class C Warrants. The Warrants and shares of Common Stock issued upon exercise of such Warrants are subject to the Warrant Agreements (as defined below). The Class A Warrants, Class B Warrants and Class C Warrants will expire on February 9, 2026.
The Warrants were issued pursuant to the warrant agreements (the “Warrant Agreements”) with certain of our stockholders. The following is a summary of the general terms of the Warrants and the Warrant Agreements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Agreements, which are filed as Exhibits 4.2, 4.3 and 4.4 respectively, to the registration statement of which this prospectus is a part and which are incorporated by reference herein.
Exercisability and Exercise Price
Pursuant to the Warrant Agreements, each Class A Warrant entitles the holder of such warrant the right to acquire one share of Common Stock at the exercise price initially set at $27.63, each Class B Warrant entitles the holder of such warrant the right to acquire one share of Common Stock at the exercise price initially set at $32.13 and each Class C Warrant entitles the holder of such warrant the right to acquire one share of Common Stock at the exercise price initially set at $36.18, each subject to adjustment as provided in the applicable Warrant Agreement.
No Fractional Shares
No fractional shares or scrip representing fractional shares will be issued upon the exercise of the Warrants. In lieu of any fractional share to which the holder would otherwise be entitled, the holder will be entitled to receive a cash payment determined according to the formula set forth in the Warrant.
Adjustments to Number of Shares and Exercise Price
The number of shares of Common Stock for which a warrant is exercisable, and the exercise price, are subject to adjustment from time to time upon the occurrence of events, including (1) stock splits, reverse stock splits or stock dividends to all or substantially all of the holders of Common Stock, (2) any combination or subdivision in respect of Common Stock or (3) certain special dividends issued to all holders of Common Stock.
Fundamental Equity Change
In the case of certain merger, consolidation or transfer of substantially all of our assets to any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof (“Fundamental Equity Change”) or reclassification of our common stock, a holder’s right to receive our common stock upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the kind and amount of securities, cash or other assets that the holder would have owned immediately after the Fundamental Equity Change if the holder had exercised the Warrants immediately before the effective date of the Fundamental Equity Change or reclassification.
Listing
The Warrants are listed on Nasdaq under the symbols “CHKEW,” “CHKEZ” and “CHKEL,” respectively.
Transferability
Subject to applicable laws, the Warrants are freely transferable upon surrender of any such Warrant to us at our corporate agency office with a properly completed and duly executed assignment attached as an exhibit to the Warrant.

Rights as a Shareholder
Holders of the Warrants will not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.
Registration Rights
Pursuant to the Registration Rights Agreement, we have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective and in compliance with the Securities Act of 1933 until, subject to certain exceptions, earliest to occur of: (i) the date on which such securities have been disposed of pursuant to an effective registration statement under the Securities Act of 1933 or Rule 144; (ii) the date on which securities are sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned; (iii) the holder of such registrable securities, together with all related persons of such holder, collectively owns less than one percent (1%) of the outstanding shares of Common Stock on a fully diluted basis, and all such holder’s and such holder’s related persons’ registrable securities can be sold in a single day without registration or any volume, notice, manner of sale, legend or other restriction pursuant to, and in accordance with, Rule 144; and (iv) the date on which such securities cease to be outstanding.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF NEW WARRANTS
We may issue New Warrants for the purchase of our Common Stock, preferred stock or any combination thereof. New Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of New Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of New Warrants. The warrant agent will act solely as our agent in connection with the New Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of New Warrants or beneficial owners of New Warrants. The following summary of certain provisions of the New Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
You should refer to the prospectus supplement relating to a particular issue of New Warrants for the terms of and information relating to the New Warrants, including, where applicable:
(1)
the number of securities purchasable upon exercise of the New Warrants and the price at which such securities may be purchased upon exercise of the New Warrants;

(2)
the date on which the right to exercise the New Warrants commences and the date on which such right expires (the “Expiration Date”);

(3)
the United States federal income tax consequences applicable to the New Warrants;

(4)
the amount of the New Warrants outstanding as of the most recent practicable date; and

(5)
any other terms of the New Warrants.

New Warrants will be offered and exercisable for United States dollars only. New Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the New Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised New Warrants will become void. The place or places where, and the manner in which, New Warrants may be exercised will be specified in the prospectus supplement relating to such New Warrants.
Prior to the exercise of any New Warrants, holders of the New Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the New Warrants, or to exercise any applicable right to vote.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Common Stock, Preferred Stock or other securities described in this prospectus at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Common Stock, Preferred Stock or other securities described in this prospectus. The price per unit of our Common Stock, Preferred Stock or other securities described in this prospectus and number of units may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.
The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, guarantees, warrants, depositary shares, share purchase contracts or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
if appropriate, a discussion of material United States federal income tax considerations; and

•
any other terms of the units and their constituent securities.

LEGAL MATTERS
Certain legal matters in connection with the Securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.
EXPERTS
The financial statements incorporated in this Prospectus by reference to Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's emergence from bankruptcy on February 9, 2021 as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by LaRoche Petroleum Consultants, Ltd. All such information has been so included or incorporated by reference on the authority of such firm as experts regarding the matters contained in its reports.

Part II
Information Not Required in Prospectus
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.
Amount
SEC registration fee		$378,246.34
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total	$	*

*
Estimated expenses are not presently known.

Item 15.   Indemnification of Directors and Officers.
Oklahoma General Corporation Law
Section 1031 of the OGCA sets forth circumstances under which directors, officers, employees, and agents may be insured or indemnified against liability, which they may incur in their capacities. Under Section 1031, an Oklahoma corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. An Oklahoma corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred.
Certificate of Incorporation and Bylaws of the Company
The Certificate of Incorporation and the Bylaws provide that, the Company will indemnify and hold harmless, to the fullest extent permitted by the Oklahoma law, any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Certificate of Incorporation and the Bylaws further provide for the payment of expenses to each of its officers and directors.
The Certificate of Incorporation provides that, a director of the Company shall not be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director, except for personal liability for: (a) acts or omissions by such director not in good faith or which involve intentional misconduct or a knowing violation of law; (b) the payment of dividends or the redemption or purchase of stock in violation of Section 1053 of the OGCA; (c) any breach of such director’s duty of loyalty to the Company or its stockholders; or (d) any transaction from which such director derived an improper personal benefit.
D&O Insurance and Indemnification Agreements
The Company also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Company would have the power to indemnify such person against such liability under the OGCA or the provisions of the Certificate of Incorporation.
The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require the Company to (a) indemnify these individuals to the fullest extent permitted under Oklahoma law against liabilities that may arise by reason of their service to the Company and (b) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Each indemnity agreement is in substantially the form included as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021. The description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is incorporated herein by reference.
Item 16.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.
Exhibit Index
Exhibit Number	Description
1.1#	Form of Underwriting Agreement
2.1*	Fifth Amended Joint Plan of Reorganization of Chesapeake Energy Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC January 19, 2021)
4.1*	Description of Securities (incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2021)
4.2*	Form of Class A Warrant Agreement, including the form of Warrant Certificate (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021)
4.3*	Form of Class B Warrant Agreement, including the form of Warrant Certificate (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021)
4.4*	Form of Class C Warrant Agreement, including the form of Warrant Certificate (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021)
4.5**	Form of Indenture for Senior Debt Securities
4.6**	Form of Indenture for Subordinated Debt Securities
4.7**	Form of Senior Debt Securities (included in Exhibit 4.5)
4.8**	Form of Subordinated Debt Securities (included in Exhibit 4.6)
5.1**	Opinion of Kirkland & Ellis LLP
5.2**	Opinion of Derrick & Briggs, LLP
22.1**	List of Subsidiary Guarantors and Issuers of Guaranteed Securities
23.1**	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of LaRoche Petroleum Consultants, Ltd.
23.3**	Consent of Kirkland & Ellis LLP (included in their opinion filed as Exhibit 5.1)
23.4**	Consent of Derrick & Briggs, LLP (included in their opinion filed as Exhibit 5.2)
24.1*	Powers of Attorney (included on signature page)

*
Previously filed.

**
Filed herewith.

#
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(a)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(c)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(d)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(e)   that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 22, 2021.
Chesapeake Energy Corporation
By:	*
Name:	Michael Wichterich
Title:	Chairman of the Board and Interim Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of June 22, 2021.
Signature	Title
* Michael Wichterich	Chairman of the Board and Interim Chief Executive Officer (Principal Executive Officer)
/s/ Domenic J. Dell’Osso, Jr. Domenic J. Dell’Osso, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Timothy S. Duncan	Director
* Benjamin C. Duster, IV	Director
* Sarah Emerson	Director
* Matthew M. Gallagher	Director
* Brian Steck	Director
* By: /s/ Domenic J. Dell’Osso, Jr. Domenic J. Dell’Osso, Jr. Attorney-in-Fact